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                                                                     EXHIBIT 2.4






                                     BETWEEN





                SENTO AUSTRALIA PTY LIMITED AND SENTO CORPORATION
                                 of the one part


                                       AND












--------------------------------------------------------------------------------

                           DEED OF RESTRAINT OF TRADE

--------------------------------------------------------------------------------







                                 Michael Osborne
                                 and Associates
                                    LAWYERS
                          Level 21, 1 O'Connell Street
                                 Sydney NSW 2000



--------------------------------------------------------------------------------

        Telephone: 02 9241 1211 Facsimile: 02 9221 8364 DX: 1113 SYDNEY
                 Email: mosbasso@ozemail.com.au   Ref: 985122





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THIS DEED dated September 30, 1998

BETWEEN: SENTO AUSTRALIA PTY LIMITED (A.C.N. 074 678 774) formerly known as AUSTRALIAN SOFTWARE INNOVATIONS (SERVICES) PTY LIMITED of Level 6, 51 Rawson Street, Epping in the State of New South Wales and SENTO CORPORATION of 808 East Utah Valley Drive, American Fork, Utah, United States (hereinafter called "the Purchaser") of the one part

AND:




WHEREAS:

A. The Vendor is the proprietor of a software house business known as "Functional Software" whose principal place of business is at Suite 7, Delwyn Court, 643 Newcastle Street, Leederville in the State of Western Australia.

B. The Purchaser has entered certain agreements to purchase the Vendor's business on the terms and conditions contained in those agreements.

C. As part of the consideration for entering the agreements to purchase the Vendor's business, the Purchaser requires the Vendor to enter this Deed.


NOW THIS DEED WITNESSES:

1.    RESTRAINT OF TRADE

1.1   In this Deed the following expressions have the following meanings:-

      (a) "Agreements for Services" means the Agreements of even date between the Purchaser and Michael Peter Selig and Alan Thomas Main for the provision of personal services to the Purchaser.

      (b)      "Business" means:-

               (i) The commercial exploitation including, without limitation, the licensing, promotion, marketing, maintenance and service of the Intellectual Property Business Assets; and

               (ii) the distribution of software pursuant to the Distribution Agreements.

      (c) "Competing Products" means any product which competes with the Business.


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      (d)      "Distribution Agreements" means the agreements set out in
               Schedule 1.

      (e) "Intellectual Property Business Assets" means the software specified in Schedule 2.

      (f) "Intellectual Property Business Assets Agreement" means the Agreement of even date between the Vendor and Sento Corporation for the sale of the Intellectual Property Business Assets.

      (g) "Other Covenantors" means Michael Peter Selig, Alan Thomas Main and Howard Haythornthwaite.

1.2   INTERPRETATION

      (a) Words expressed in the singular include the plural and vice versa.

      (b) Words expressed in one gender include the other genders, as is appropriate in the context.

      (c)      A reference to "person" includes a corporation.

      (d) This Agreement is governed and construed in accordance with the law of Western Australia.

      (e) If any provision contained in this Agreement is or becomes legally ineffective, under the general law or by force of legislation, the ineffective provision shall be severed from this Agreement which otherwise continues to be valid and operative.

      (f) Headings are for guidance only and shall not form part of this Agreement.

      (g)      Reference to "$" or "Dollars" is reference to Australian dollars.

2.    NON COMPETE COVENANT

2.1 In consideration of the payment of $1.00 by Sento Corporation to the Covenantor, the Covenantor covenants with the Purchaser that it will not carry on or be engaged, concerned or interested directly or indirectly in the capacity specified in clause 2.2 in any business which commercially exploits Competing Products within the area specified in clause 2.3 for the period specified in clause 2.4.

2.2   As:-

      (a)      Sole trader;

      (b)      Partners;


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      (c)      Director or Shareholder;

      (d)      Manager;

      (e)      Employee;

      (f)      Agent;

      (g)      Consultant; or

      (h)      In any other capacity.

2.3   Area:-

      (a)      Worldwide.

      (b)      Australia.

      (c)      Bangladesh.

      (d)      Cambodia.

      (e)      Hong Kong.

      (f)      India.

      (g)      Indonesia.

      (h)      Japan.

      (i)      Korea

      (j)      Laos.

      (k)      Macau.

      (l)      Malaysia.

      (m)      Mauritius.

      (n)      Myanmar.

      (o)      New Zealand.

      (p)      Pacific Islands.

      (q)      Pakistan.


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                                       5



      (r)      People's Republic of China.

      (s)      Philippines.

      (t)      Singapore.

      (u)      Sri Lanka

      (v)      Taiwan.

      (w)      Thailand.

      (x)      Vietnam.

2.4   During the following period commencing from the date of this Deed:-

      (a)      Thirty six months;

      (b)      twenty four months;

      (c)      eighteen months;

      (d)      twelve months.

      (e)      six months.

3.    SEPARATE AND SEVERAL RESTRAINTS

3.1 The Vendor severally and separately enters into a covenant with the Purchaser under clause 2.1 which results from combining separately each of the capacities referred to in clause 2.2 with each geographical area referred to in clause 2.3 and with each period referred to in clause 2.4.

3.2 Each of the covenants referred to in clause 3.1 constitutes an independent and separate restraint imposed on the Vendor under this Deed.

3.3 If any of the covenants in clause 3.1 is found to be unenforceable that does not affect the validity and enforceability of the other covenants imposed under clause 3.1 which remain binding on the Vendor.

4.    VENDOR'S ACKNOWLEDGMENT

      The Vendor acknowledges and agrees that each of the restraints is reasonable as regards the nature of the conduct restrained and the duration and scope of the restraint and that the restraints are reasonable and necessary for the future protection of the Purchaser when acquiring the Business and its goodwill.



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                                       6



5.    VENDOR'S FURTHER COVENANT

5.1 As a separate obligation the Vendor agrees for the period of twelve months after the date of this Deed, not to engage in any conduct derogating from the Purchaser's right to obtain the full benefit of the goodwill of the Business.

6.    LIMITATION ON RESTRAINT

6.1 The Purchaser agrees that despite any other term of this Deed the restraints imposed by this Deed do not prohibit:-

      (a)   The Covenantor from holding or acquiring stock in Sento Corporation;

      (b) the Vendor holding or acquiring the shares of any other Company listed on any stock exchange which conducts a business similar to the Business but only if:-

            (i) The total shareholding of the Vendor when aggregated with the Other Covenantors does not exceed 5% of the total number of issued shares of that Company; and

            (ii) the Vendor is not a director or employee or consultant to that Company if it would contravene any of the restraints contained in this Deed.

      (c) The Vendor maintaining the shareholdings specified in Schedule 3 but only whilst those Companies are not engaged, concerned or interested directly or indirectly in any Business which commercially exploits Competing Products.

7.    DEED CONDITIONAL

      The Purchaser's right to enforce this Deed shall be conditional upon the Purchaser performing its obligations in respect of the Intellectual Property Business Assets Agreement and the Agreements for Services.

8.    SUCCESSION AND ASSIGNMENT

      The benefit of each of the restraints contained in this Deed enures in favour of the Purchaser and the Purchaser's successors and assigns being the successive legal owners of the Intellectual Property Business Assets and the benefit of those restraints may be assigned to those persons.

9.    COSTS AND STAMP DUTY

      Each party shall pay their own costs in respect of this Deed and the Purchaser shall pay stamp duty on this Deed.




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                                   SCHEDULE 1

                             DISTRIBUTION AGREEMENTS

1. Source Code Licence Agreement between Functional Software Pty Limited and RAMA Technologies Pty Limited (A.C.N. 078 448 165) dated 30 June, 1998.

2. Functional Software Pty Limited as Owner and Open Systems Management Limited as Distributor dated 14 October, 1997.

3. Functional Software Pty Limited as Owner and Open Systems Management Inc. as Distributor dated 14 October, 1997.

4. Open Systems Management Limited as Owner and Functional Software Pty Limited as Distributor dated 14 October, 1997.

5. Functional Software Asia Pacific PTE Ltd and Systems Management Services SDN BHD dated March, 1998.

6. Functional Software Asia Pacific PTE Ltd and Uniguide Systems Corporation as Distributor dated May, 1998.

7. Functional Software Pty Limited and Gearton Pty Limited as Dealer dated 1 July, 1998.







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                                   SCHEDULE 2

                      INTELLECTUAL PROPERTY BUSINESS ASSETS

Core Technology:-

      o   COSMOS Framework 3.2.1 for Unix
      o   COSMOS Framework 3.2.2 for NT4 (requires Interix 2.2 or higher)
      o   PC GUI Server 3.2.2

Application Software:-

      o   COS/Manager 2.7 (obsolete)
      o   COSadmin 4.1
      o   COSbackup 3.2
      o   COSbackup 3.2.1
      o   COSduty 3.0
      o   COSreport 2.0
      o   COSsecure 2.1
      o   COSsentinel 1.1
      o   COSstacker 1.1
      o   COSstacker 2.1 (pre-release)
      o   COStask 3.1 (pre-release)
      o   EBC 1.93 (owned by Net-West, until paid out) EBC 2.1
      o   (pre-release, portions based on Net-West Software) ORABACK 1.1

Internal FS-developed applications:-

      o   COSdistrib 1.1 (for distributors to release COSMOS S/W to
      o   customers) COSrelease 1.1 (releasing COSMOS S/W from FS to
      o   distributors) COSdealer 1.1 (tape/CD Rom manufacturing) COSliq
      o   1.1 (create COSMOS S/W licences) Call logging software (used by
      o   our helpdesk) Contracts and client database DR (Development
      o   Request) System Change Log System (used by our developers to
      o   track changes)

Documentation:-

      o   COS/Manager 2.7 (obsolete)

          -  User Guide
          -  Release notes

      o   COSMOS Framework 3.2.1



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          -  User Guide
          -  Release notes

      o   COSadmin 4.1

          -  User guide
          -  Release notes

      o   COSbackup 3.2

          -  User guide
          -  Release notes

      o   COSduty 3.0

          -  User guide
          -  Release notes

      o   COSreport 2.0

          -  User guide

      o   COSsecure 2.1

          -  User guide
          -  Release notes

      o   COStask 2.0 (beta)

          -  User guide

      o   COSsentinel 1.1

          -  User guide

      o   ORABACK 1.1

          -  User guide
          -  Release notes

      o   Miscellaneous

      o   Where it exists, also included is:

          -  All obsolete versions of the above software
          -  the full Source Code Control System (SCCS) files for the software
          -  "Makefiles" to build and port the software

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          -  Internal technical and porting notes
          -  Distributions of the above software for various platforms

All R & D source code, and work in progress





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                                   SCHEDULE 3

Systems Management Services SDN BHD
Functional Software (S) PTE Limited
Functional Software Asia Pacific PTE Limited







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EXECUTED AS A DEED

THE COMMON SEAL of
SENTO AUSTRALIA PTY
LIMITED was hereunto
affixed in accordance with its Articles
of Association in the presence of:                 -----------------------------
                                                   Director

----------------------------------
Director/Secretary





was hereunto affixed
in accordance with its Articles
of Association in the presence of:                 -----------------------------
                                                   Director

----------------------------------
Director/Secretary


EXECUTED BY SENTO CORPORATION